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                                                                    EXHIBIT 24.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report on the fiscal 1997, 1996, and 1995 consolidated financial statements of the Company and to the use of our opinion dated December 15, 1994, regarding the deferred tax treatment of amounts deferred under the Plan (and to all references to our Firm) included in or made part of this registration statement.

                                                      Arthur Andersen LLP



Dallas, Texas,

March 13, 1998